EXHIBIT 99.1

Laser Photonics Appoints Jade Barnwell as CFO

Orlando, FL August 3, 2023 – Laser Photonics Corporation (NASDAQ: LASE), (“LPC”), a leading global developer of CleanTech laser systems for laser cleaning and other materials applications, today announced Jade Barnwell joined the Company as chief financial officer, effective immediately.

Wayne Tupuola, CEO of Laser Photonics commented: “I’d like to welcome Jade to the Laser Photonics team. She brings significant experience in accounting and FP&A, and I expect her experience and skills putting in place processes and controls for finance and accounting will play a significant role in as we pursue what we believe is a massive growth opportunity ahead.”

Barnwell has more than 20-years of strategic finance and business leadership experience within accounting, finance, operations, reporting, mergers and acquisitions and business development. As chief financial officer she will be an integral member of the executive leadership team with a broad range of leadership responsibilities, including financial and strategic planning, risk management, funding and capital management, SEC and regulatory compliance and investor relations.

Prior to joining LPC, Barnwell held interim financial leadership roles in support of portfolio companies for global venture capital and private equity firms. Prior to these roles, she directed strategic and financial planning for Mitsubishi Power Systems’ North and South American operations. Barnwell also held various financial positions at Siemens Corporation and two of its subsidiaries, TurboCare and Siemens Energy, including serving as the Sarbanes Oxley Officer for Siemens Energy.  She began her finance career as an audit associate at KPMG LLP’s New York City office in June 2007. Barnwell received her B.S. degree from Han Yang University, an M.B.A. in International Management from Arizona State University’s Thunderbird School of Global Management and a M.S. in Accountancy from the Zicklin School of Business at City University of New York - Baruch College.  Further, she is a Certified Public Accountant in the State of New York.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s plans, prospects, potential results and use of proceeds. These statements are based on current expectations as of the date of this press release and involve several risks and uncertainties, which may cause results and uses of proceeds to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, those described under the caption “Risk Factors” in the Registration Statement. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release except as required by applicable laws or regulations.

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About Laser Photonics Corporation

Laser Photonics is a vertically-integrated manufacturer and R&D Center of Excellence for industrial laser technologies and systems. LPC seeks to disrupt the $46 billion, centuries old, sand and abrasives blasting markets, focusing on surface cleaning, rust removal, corrosion control, de-painting and other laser-based industrial applications. LPC’s new generation of leading-edge laser blasting technologies and equipment also addresses the numerous health, safety, environmental, and regulatory issues associated with the old methods. As a result, LPC has quickly gained a reputation as an industry leader for industrial laser systems with a brand that stands for quality, technology and product innovation. Currently, world-renowned and Fortune 1000 manufacturers in the aerospace, automotive, defense, energy, industrial, maritime, space exploration and shipbuilding industries are using LPC’s “unique-to-industry” systems. For more information, visit www.laserphotonics.com.

Investor and Public Relations Contact:

laser@haydenir.com

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